Item 7  Exhibit 12    Computation of Ratios
           ---------------     ----------------------------------

     The computations of the coverage of fixed charges, before income taxes, and the coverage of combined fixed charges and preferred dividends for each of the years 1998 through 1994 on the basis of parent company operations only, are as follows.


                                                                         For The Year Ended December
                                              -------------------------------------------------------

                                                1998       1997       1996       1995       1994
                                              -------------------------------------------------------
                                                                            (Millions of Dollars)

Net income                                      $211.2     $164.7     $220.1     $218.8     $208.1
Taxes based on income                            131.0       97.5      135.0      129.4      116.6
                                              -------------------------------------------------------

Income before taxes                              342.2      262.2      355.1      348.2      324.7
                                              -------------------------------------------------------

Fixed charges:
  Interest charges                               151.8      146.7      146.9      146.6      139.2
  Interest factor in rentals                      23.8       23.6       23.6       23.4        6.3
                                              -------------------------------------------------------

Total fixed charges                              175.6      170.3      170.5      170.0      145.5
                                              -------------------------------------------------------

Income before income taxes and fixed charges    $517.8     $432.5     $525.6     $518.2     $470.2
                                              ======     ======     ======     ======     ======

Coverage of fixed charges                         2.95       2.54       3.08       3.05       3.23
                                                   ====       ====       ====       ====       ====


Preferred dividend requirements                  $18.0      $16.5      $16.6      $16.9      $16.5
                                              -------------------------------------------------------


Ratio of pre-tax income to net income             1.62       1.59       1.61       1.59       1.56
                                              -------------------------------------------------------

Preferred dividend factor                        $29.2      $26.2      $26.7      $26.9      $25.7
                                              -------------------------------------------------------

Total fixed charges and preferred dividends     $204.8     $196.5     $197.2     $196.9     $171.2
                                              ======     ======     ======     ======     ======
Coverage of combined fixed charges
  and preferred dividends                         2.53       2.20       2.66       2.63       2.75
                                                   ====       ====       ====       ====       ====













Item 7  Exhibit 12    Computation of Ratios
           ---------------     ----------------------------------

     The computations of the coverage of fixed charges, before income taxes, and the coverage of combined fixed charges and preferred dividends for each of the years 1998 through 1994 on a fully consolidated basis are as follows.


                                                                         For The Year Ended December
                                              -------------------------------------------------------

                                                1998       1997       1996       1995       1994
                                              -------------------------------------------------------
                                                                            (Millions of Dollars)

Net income                                      $226.3     $181.8     $237.0      $94.4     $227.2
Taxes based on income                            122.3       65.6       80.4       43.7       94.0
                                              -------------------------------------------------------

Income before taxes                              348.6      247.4      317.4      138.1      321.2
                                              -------------------------------------------------------

Fixed charges:
  Interest charges                               208.6      216.1      231.1      238.7      224.5
  Interest factor in rentals                      24.0       23.7       23.9       26.7        9.9
                                              -------------------------------------------------------

Total fixed charges                              232.6      239.8      255.0      265.4      234.4
                                              -------------------------------------------------------

Nonutility subsidiary capitalized interest        (0.6)      (0.5)      (0.7)      (0.5)      (0.5)
                                              -------------------------------------------------------

Income before income taxes and fixed charges    $580.6     $486.7     $571.7     $403.0     $555.1
                                                ======     ======     ======     ======     ======

Coverage of fixed charges                         2.50       2.03       2.24       1.52       2.37
                                                  ====       ====       ====       ====       ====


Preferred dividend requirements                  $18.0      $16.5      $16.6      $16.9      $16.5
                                              -------------------------------------------------------


Ratio of pre-tax income to net income             1.54       1.36       1.34       1.46       1.41
                                              -------------------------------------------------------

Preferred dividend factor                        $27.7      $22.4      $22.2      $24.7      $23.3
                                              -------------------------------------------------------

Total fixed charges and preferred dividends     $260.3     $262.2     $277.2     $290.1     $257.7
                                                ======     ======     ======     ======     ======
Coverage of combined fixed charges
  and preferred dividends                         2.23       1.86       2.06       1.39       2.15
                                                  ====       ====       ====       ====       ====

